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                                                                   Exhibit 23.5

                      Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2000, except for the third paragraph of
Note 10 for which the date is March 30, 2000, with respect to the financial statements of JusticeLink, Inc. (formerly LAWPlus, Inc.) included in the Registration Statement on Form S-8 and related Prospectus of Internet Capital Group, Inc. to be filed on or about April 12, 2000.


                                          /s/ Ernst & Young LLP

Dallas, Texas
April 10, 2000